                                                                                                                    Exhibit 10.23

EXHIBIT C

FORM OF THIRD AMENDMENT TO OFFICE LEASE AGREEMENT

THIRD AMENDMENT TO OFFICE LEASE AGREEMENT

THIS THIRD AMENDMENT TO OFFICE LEASE AGREEMENT (this "Second Amendment") is made and entered into effective as of _September 10_, 2019__ (the "Effective Date"), by and between RREF II PACIFIC CENTER LLC, a Delaware limited liability company ("Landlord"), and EMMAUS LIFE SCIENCES, INC., a Delaware corporation ("Tenant").

R E C I T A L S:

A.

Bixby Torrance, LLC, a Delaware limited liability company ("Bixby") and Tenant entered into that certain Office Lease Agreement dated October 17, 2014 (the "Original Lease"), as amended by that certain (i) Statement of Tenant Regarding Lease Commencement (the "Tenant Statement") executed by Tenant, (ii) First Amendment to Office Lease Agreement dated February 1, 2018 (the "First Amendment") between Landlord (as successor-in-interest to Bixby) and Tenant, and (iii) Second Amendment to Office Lease Agreement dated December _6__, 2018 (the "Second Amendment").

B.	The Original Lease, the Tenant Statement, the First Amendment and the Second Amendment are collectively referred to herein as the "Lease".
C.

Pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord (i) that certain space (collectively, the "Original Premises") containing approximately 13,374 rentable square feet commonly known as Suite 800 and located on the eighth (8th) floor of that certain office building located at 21250 Hawthorne Blvd., Torrance, CA  90503 (the "Building"), and (ii) that certain space (the "Expansion Space") containing approximately 7,559 rentable square feet (consisting of a portion of that certain space previously commonly known as Suite 850) and located on the eighth (8th) floor of the Building.  The Original Premises and the Expansion Space, together, are commonly known as Suite 800.

D.

Landlord and Tenant desire to confirm the Expansion Space Commencement Date, the Revised Expiration Date and the Base Rent payable by Tenant for (i) the Expansion Space during the Expansion Space Term prior to the Second Extended Term Commencement Date, and (ii) the entire Premises during the Second Extended Term (as defined in the Second Amendment).

E.	All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Third Amendment.

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A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Confirmation of Dates.  The parties hereby confirm that:  (i) the Expansion Space is Ready for Occupancy; and (ii) the Expansion Space Term commenced as of _September 4, 2019__ (the "Expansion Space Commencement Date") for a term of seven (7) years ending co-terminously with the Second Extended Term (as defined in the Second Amendment) on ___September 30,2026 (the "Revised Expiration Date") (unless sooner extended or terminated as provided in the Lease, as amended hereby).

2.

Base Rent for Expansion Space Prior to Second Extended Term Commencement Date; Base Rent for Entire Premises During Second Extended Term.  The Base Rent payable by Tenant (i) for the Expansion Space during that certain period of the Expansion Space Term prior to March 1, 2024 (which shall be calculated separate and apart from the Base Rent payable for the Original Premises), and (ii) for the entire Lased Premises (i.e., the Expansion Space and the Original Premises) from and after March 1, 2024, shall all be as set forth in the following schedules:

Base Rent Payable for Expansion Space Prior to March 1, 2024:
Period Prior to 3/1/24	Monthly Base Rent Rate per Rentable Square Foot of Expansion Space	Annual Base Rent	Monthly Installment of Base Rent
_09__/_04__/_19__ - _09__/_30__/_20__	$3.65	$ 331,084.20	$27,590.35
10__/_01__/_20__ - _09__/_30__/_21__	$ 3.76	$ 341,062.08	$28,421.84
10___/_01 __/_21__ - __09_/_30__/_22__	$ 3.87	$351,039.96	$29,253.33
_10_/_01__/_22__ - _09__/_30__/_23__	$ 3.99	$ 361,924.92	$30,160.41
10___/_01_/_23__ - 02__/_09__/_24__	$ 4.11	$ 372,809.88	$31,067.49
Basic Rent Payable for entire Leased Premises From and After March 1, 2024:
Period From and After 3/1/24	Monthly Base Rent Rate per Rentable Square Foot of Entire Premises	Annual Base Rent	Monthly Installment of Base Rent
__03_/ 01__/24___ -09__/_30 __/_24__	$4.11	$1,050,170.76	$ 87,514.23
_10_/01___/ 24___ - 09___/ 30__/25___	$ 4.23	$ 1,080,832.68	$ 90,069.39

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__10/_01__/_25__ - _09__/30___/_ 26__ (i.e., the Revised Expiration Date)	$ 4.36	$ 1,114,049.76	$ 92,837.48
[TO BE COMPLETED PURSUANT TO THE PROVISIONS OF SECTION 3.2 OF THE SECOND AMENDMENT]
3.	No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
4.

Counterparts.  This Third Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed by their duly authorized representatives as of the date first above written.

LANDLORD:	RREF II PACIFIC CENTER LLC, a Delaware limited liability company
By: /s/ Jason Murrow Name: Jason Murrow Title: Authorized signatory

TENANT:	EMMAUS LIFE SCIENCES, INC., a Delaware corporation
By: /s/ Willis Lee Name: Willis Lee Title: COO
By: Name: Title:

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